UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 18, 2019, EQT Corporation issued the following news release:

EQT Issues Statement

PITTSBURGH — (June 18, 2019) — EQT Corporation (NYSE: EQT) today issued the following statement in response to a presentation issued by the Toby Rice Group:

Nothing in Toby Rice’s latest presentation changes the fact that since EQT’s new management team was appointed late last year, the Company has:

•                  significantly improved EQT’s operational efficiency, such that today EQT is a low-cost leader among Appalachian peers;

•                  embraced innovative new technologies, including by drilling new wells 100% remotely, demonstrating the Company’s technology-driven vision;

•                  identified $175 million in annual cost reductions; and

•                  transformed into a free cash flow machine, generating more than $300 million of adjusted free cash flow[1] in Q4’18 and Q1’19 alone.

The Toby Rice Group campaign is premised on misleading information and stale arguments that are wholly contradicted by EQT’s transformation. Their steadfast refusal to acknowledge EQT’s outstanding recent progress and results, and continued efforts to mislead shareholders by focusing only on the old EQT and its performance last summer, undermines their credibility. The Toby Rice Group’s ideas — and entire campaign to seize control of EQT — are flawed and designed to advance the interests of the Rice family, not EQT. We believe that wholesale replacement of EQT’s Board and management team, as proposed by the Toby Rice Group, would be counterproductive and destabilizing, especially amid EQT’s successful transformation.

EQT’s slate of director candidates is purpose-built to ensure that the most valuable skillsets, experiences and backgrounds are represented in the boardroom to advance the interests of the Company’s shareholders. EQT will continue to take actions that support the best interests of all EQT shareholders, including correcting the Toby Rice Group’s false and misleading claims.

The EQT Board of Directors recommends that shareholders support EQT by voting on the GOLD universal proxy card “FOR” all 12 of EQT’s highly qualified director nominees. Shareholders should simply discard and NOT vote using any white proxy cards they may receive from the Toby Rice Group.

If you have any questions, or need assistance in voting

your shares on the GOLD universal proxy card,
please call EQT’s proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-877-687-1866 (from the U.S. or Canada)

Or at (412) 232-3651 (From Other Locations)

Please discard and do NOT vote using any white proxy cards you may receive from the Toby Rice Group

1  Adjusted free cash flow is a non-GAAP financial measure, see disclosures below for definition and reconciliation to the most comparable GAAP financial measure.

About EQT Corporation:

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at ir.eqt.com.

Cautionary Statements

This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP DISCLOSURES

Adjusted Free Cash Flow

Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The table below reconciles adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019 and in the Company’s report on Form 10-K for the year ended December 31, 2018.

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018	Total
	(Thousands)
Net cash provided by operating activities	$871,287	$530,866	$1,402,153
(Deduct) / add back changes in other assets and liabilities	(223,934)	261,216	37,282
Operating cash flow	$647,353	$792,082	$1,439,435
(Deduct) / add back:

EBITDA attributable to discontinued operations(a)	—	(118,934)	(118,934)
Interest expense attributable to discontinued operations	—	19,452	19,452
Adjusted operating cash flow	$647,353	$692,600	$1,339,953
(Deduct):
Capital expenditures attributable to continuing operations	(476,022)	(558,351)	(1,034,373)
Adjusted free cash flow	$171,331	$134,249	$305,580

(a)         As a result of the separation of the Company’s midstream business from its upstream business and subsequent spin-off of Equitrans Midstream Corporation in November 2018, the results of operations of Equitrans Midstream Corporation are presented as discontinued operations in the Company’s Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

EBITDA Attributable to Discontinued Operations

EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation and amortization of intangible assets attributable to discontinued operations for the three months ended December 31, 2018.

The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations included in the Company’s report on Form 10-K for the year ended December 31, 2018.

Three Months Ended December 31, 2018
(Thousands)
Income (loss) from discontinued operations, net of tax	$(163,911)
Add back / (deduct):
Interest expense	19,452
Income tax benefit	(31,575)
Depreciation	22,243
Amortization of intangible assets	4,847
Impairment of goodwill	267,878
EBITDA attributable to discontinued operations	$118,934

Important Information

EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Contacts:

Analyst inquiries:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

Media inquiries:

Michael Laffin — Vice President, Communications

412.395.2069

MLaffin@eqt.com